CHOICE ONE MEDIA CONTACT:
                                        Ythan Lax
                                        Director, Corporate Communications
                                        (716) 530-2944
                                        YLAX@CHOICEONECOM.COM

                                        CHOICE ONE INVESTOR CONTACT:
                                        Lisa Schnorr
                                        Director, Investor Relations
                                        (716) 530-2965
                                        LSCHNORR@CHOICEONECOM.COM


CHOICE ONE AMENDS SENIOR CREDIT FACILITY; REVISED COVENANTS PROVIDE GREATER FLEXIBILITY WITHIN COMPANY'S FULLY FUNDED BUSINESS PLAN

Rochester,  New York - September 5, 2001 -- Choice One  Communications  (NASDAQ:
CWON), an Integrated Communications Provider offering facilities-based voice and data telecommunications services, web hosting, design and development to small and medium-sized businesses today announced that the company has amended its $350 million senior credit facility.

The amendment, which revises certain financial covenants, reflects the company's strong performance to-date, greater focus on profitability and reduced capital expenditure requirements related to the company's recent decision to expand its addressable business access lines within existing markets and not to pursue entry into Richmond, Virginia.

"Our banking partners, led by First Union Securities, have demonstrated tremendous confidence in our proven ability to continue the successful execution of our business plan," commented Ajay Sabherwal, Choice One's Chief Financial Officer. "This amendment, which was approved by 100% of our lenders, will provide us with greater financial flexibility during a critical time as we move toward our EBITDA break even point. Importantly, our business plan remains fully funded and we have made this amendment without dilution to our existing shareholders."

"Getting this amendment should provide greater assurance to our investors and our clients that our credit facility is committed and is fully available to us," added Sabherwal. "We are extremely fortunate to have financial partners who are committed to supporting us as our business continues to grow."

"Choice One has met its commitments to its lenders," commented Robert Johnson, Managing Director, First Union Securities, Inc. "This amendment reflects our continuing confidence in the company's ability to execute on its business plan.

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CHOICE ONE AMENDS SENIOR CREDIT FACILITY


With its highly capable management team and proven track record of growth and execution, Choice One has all of the necessary elements to emerge from this telecommunications shake-out as a strong industry leader."

The amendment reduces the covenants for revenue, EBITDA and capital expenditures for fourth quarter 2001 through fourth quarter 2002. Covenants for the period 2003 through 2009 were also revised and include the introduction of additional metrics as the company achieves certain profitability levels. Details of the amendment are on file with the Securities and Exchange Commission.

At June 30, 2001, the company had $80 million remaining and fully available on its $350 million senior credit facility and $101 million in cash, which the company believes is sufficient to fund its business to positive free cash flow.


ABOUT CHOICE ONE COMMUNICATIONS

Headquartered in Rochester,  New York, Choice One Communications,  Inc. (NASDAQ:
CWON) is a leading integrated communications services provider offering voice and data services including Internet and DSL solutions, and web hosting and design, primarily to small and medium-sized businesses in second and third-tier markets.

Choice One currently offers services in eleven Northeast and Midwest states. The company had annualized second quarter revenue of approximately $167 million and had 1,697 total colleagues at June 30, 2001. Choice One operates with a fully funded business plan and exited the first quarter with $181 million in total liquidity, including $101 million in cash and $80 million available on its senior credit facility.

For   further   information   about   Choice   One,   visit   our  web  site  at
WWW.CHOICEONECOM.COM or contact us at 1-888-832-5800.


FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and the companies intend that such forward-looking statements be subject to the safe harbors created thereby. The words "believes", "expects", "estimates", "anticipates", "will be" and "plans" and similar words or expressions identify forward-looking statements made by or on behalf of the company. These forward-looking statements are subject to many uncertainties and factors that may cause the actual results of the company to be materially different from any future results expressed or implied by such forward-looking statements. Examples of such uncertainties and factors include, but are not limited to, availability of financing and regulatory approvals, the number of potential customers in a target market, the existence of strategic alliances or relationships, technological, regulatory or other developments in the company's business, changes in the competitive climate in which the company operates and the emergence of future opportunities, all of which could cause actual results and experiences to differ materially from anticipated results and expectations expressed in the forward-looking statements contained herein. These and other applicable risks are summarized under the caption "Risk Factors" and elsewhere in the companies' Registration Statement on Form S-3, Registration No. 33-60350 declared effective by the Securities and Exchange Commission on June 1, 2001.

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